EXHIBIT 16

March 9, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 9 in Sprint Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2003, and are in agreement with the statements contained in the second, third and fourth paragraphs of Item 9 presented on page 47 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP

Ernst & Young LLP

Kansas City, Missouri